EXHIBIT 10.6
AMENDMENT NO. 3 TO
INTEGRITY BANCSHARES, INC.
2003 STOCK OPTION PLAN
     This Amendment No. 3 to the Integrity Bancshares, Inc. 2003 Stock Option Plan is made effective as of the 17th day of May, 2006.
W  I  T  N  E  S  S  E  T  H:
     WHEREAS, Integrity Bancshares, Inc. (the “Company”) has adopted a 2003 Stock Option Plan (the “Plan”) which, as amended to date (and adjusted for stock splits), currently authorizes 1,650,000 shares of the Company’s common stock upon the exercise of options issued under the Plan;
     WHEREAS, the Board of Directors of the Company has authorized this Amendment No. 3 to the Plan to increase the number of shares authorized and reserved for issuance under the Plan to 1,950,000 and directed that the amendment be presented to the Company’s shareholders for ratification at the next annual shareholders’ meeting;
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 3 of the Plan is hereby deleted and replaced with a new Section 3 which reads as follows:
“3. SHARES SUBJECT TO THE PLAN
Subject to adjustments pursuant to the provisions of Section 14, there shall be authorized and reserved for issuance upon the exercise of Options to be granted under the Plan, One Million Nine Hundred Fifty Thousand (1,950,000) shares of Common Stock.”
As herein amended, the Plan continues in full force and effect.